CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Yearly Report of American Business Holdings Inc. (the “Company”) on Form 10-KSB for the year ending December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Syed Irfan Husain, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Yearly Report on Form 10-KSB for the year ending December 31, 2006, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Yearly Report on Form 10-KSB for the year ending December 31, 2006, fairly presents, in all material respects, the financial condition and results of operations of American Business Holdings Inc.

Dated: March 27, 2007

BEDMINSTER NATIONAL CORP.

By:	/s/ Syed Irfan Husain Chief Executive Officer; Principal Accounting Officer; Chief Financial Officer